EXHIBIT 99.1

Form S-8

ASM INTERNATIONAL, N.V.

2001 STOCK OPTION PLAN

I.	INTRODUCTION

         1.01  Purpose. This plan shall be known as the ASM International, N.V. 2001 Stock Option Plan (the “Plan”). The purposes of the Plan are to attract and retain the best available employees and directors of ASM International, N.V. and its Subsidiaries, as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons, and to promote the success and growth of the Company. To the extent applicable, this Plan is intended to comply with Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended or any successor rule (“Rule 16b-3”), and to the extent applicable, the Plan shall be construed, interpreted and administered to comply with Rule 16b-3 and Section 162(m) of the Code.

         1.02  Effective Date. The effective date of the Plan shall be May 15, 2001, subject to approval of the Plan by the shareholders of ASM International, N.V. Any Options granted prior to such shareholder approval shall be expressly conditioned upon such shareholder approval of the Plan.

II.	PLAN DEFINITIONS

         2.01  Definitions. For Plan purposes, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

                  (a)    “Board” shall mean the Supervisory Board of the Company.

                  (b)    “Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                  (c)    “Committee” shall mean the Compensation Committee of the Board, as described in Section 4.01.

                  (d)    “Company” shall mean ASM International, N.V., a public limited liability company incorporated in the Netherlands.

                  (e)    “Company Stock” shall mean Common Stock of the Company and such other stock and securities as may be substituted therefor pursuant to Section 3.02.

                  (f)    “Eligible Participant” shall mean any regular salaried employee of the Company or a Subsidiary, any Member of the Board of Directors, Member of the Management Board, Managing Director or Supervisory Director of the Company or a Subsidiary and any third party providing services to the Company or a Subsidiary; provided, however that only employees shall be eligible to receive an incentive stock option.

                  (g)    “Fair Market Value” on any date shall mean, with respect to Company Stock, if the stock is then listed and traded on a registered national securities exchange, or is quoted in the NASDAQ National Market System, the mean of the actual high and low trade prices recorded in composite transactions as reported in the Wall Street Journal (Eastern Edition). In the absence of reported sales on such date, or if the stock is not so listed or quoted, but is traded in the over-the-counter market, “Fair Market Value” shall be the mean of the closing bid and asked prices for such shares on such date as reported in the Wall Street Journal (Eastern Edition), or, if not so reported as obtained from a bona fide market maker in such shares.

                  (h)    “Option” shall mean the grant of any form of stock option.

                  (i)    “Optionee” shall mean any person who has been granted an Option under the Plan.

                  (j)    “Option Period” shall mean the period of time provided pursuant to Section 6.04 within which a stock option may be exercised.

                  (k)    “Subsidiary” shall mean any corporation now or hereafter in existence in which the Company owns, directly or indirectly, a voting stock interest of more than 50%.

III.	SHARES SUBJECT TO OPTION

         3.01  Available Shares. The total number of shares of Company Stock that may be issued under the Plan, shall in the aggregate not exceed 4,000,000 shares. Shares subject to and not issued under an Option which expires, terminates, is canceled or forfeited for any reason shall again become available for the granting of Options.

         3.02  Changes in the Number of Available Shares. If any stock dividend is declared upon the Company Stock, or if there is any stock split, stock distribution, dividend in partial liquidation, or other recapitalization of the Company, the aggregate number and kind of shares which may thereafter be offered under the Plan shall, in the discretion of the Committee, be proportionately and appropriately adjusted and the number and kind of shares then subject to options granted to employees under the Plan and the per share option price therefor shall be proportionately and appropriately adjusted, without any change in the aggregate purchase prices to be paid therefor.

IV.	ADMINISTRATION

         4.01  Administration by the Committee. The Plan shall be administered by the Compensation Committee of the Board, or such other committee of the Board as the Board may from time to time determine. The Committee shall be constituted so as to permit the Plan to comply with the provisions of Rule 16b-3 under the United States Securities Exchange Act of 1934 (or any successor rule) and Section 162(m) of the Code.

         4.02  Committee Powers. The Committee is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan and, in its discretion, may modify, extend or renew any option theretofore granted. The Committee shall also have authority to interpret the Plan, and the decision of the Committee on any questions concerning the interpretation of the Plan shall be final and conclusive. The Committee may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         Subject to the provisions of the Plan, the Committee shall have full and final authority to:

                  (a)    designate the persons to whom Options shall be granted;

                  (b)    grant Options in such form and amount as the Committee shall determine;

                  (c)    impose such limitations, restrictions and conditions upon any such Option as the Committee shall deem appropriate, and

                  (d)    waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Committee shall deem appropriate.

V.	PARTICIPATION

         5.01  Eligibility. The Committee shall determine from time to time those Eligible Participants to whom an Option or Options may be granted. No employee may be granted an Option or Options covering more than 100,000 shares of Company Stock in any calendar year. No Eligible Participant shall have any right whatsoever to receive an Option unless so determined by the Committee.

         5.02  No Service Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of service, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the service of any person or to take any other action affecting such person.

VI.	STOCK OPTIONS

         6.01  General. Stock options granted under the Plan may be in the form of incentive stock options (within the meaning of the Code) or nonqualified stock options. Each option granted under the Plan shall be evidenced by a stock option agreement between the Company and the Optionee which shall contain the terms and conditions required by this Article VI, and such other terms and conditions, not inconsistent herewith, as the Committee may deem appropriate in each case. The provisions of option grants need not be the same with respect to each recipient.

         6.02  Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined in each case by the Committee and set forth in each stock option agreement. In no event shall such price be less than 100% of the Fair Market Value of the Company Stock when the option is granted. Employees who own, directly or indirectly, within the meaning of Code Section 425(d), more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation shall not be eligible to receive an incentive stock option hereunder unless the purchase price per share under such option is at least 110% of the Fair Market Value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

         6.03  Date Option Granted. For purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of the option, except where the Committee has designated a later date, in which event the later date shall constitute the date of grant of the option; provided, however, that in either case notice of the grant of the option shall be given to the employee within a reasonable time.

         6.04  Period for Exercise. Each stock option agreement shall state the period or periods of time within which the option may be exercised by the Optionee, in whole or in part, which shall be the period or periods of time as may be determined by the Committee, provided that:

                  (a)    No Option Period for an incentive stock option may exceed 10 years from the date the option is granted, and

                  (b)    If the Optionee is an employee, Options must be exercised while the Optionee is employed by the Company or a Subsidiary or within three months after termination of employment, or if termination is caused by death or disability, within one year after such termination.

                  (c)    Unless permitted by the Committee, no option may be exercised by an employee who has been terminated for cause, as determined by the Committee.

         6.05  Special Rule for Incentive Stock Options. For so long as Section 422 (or any successor provision) of the Code so provides, the aggregate Fair Market Value (determined as of the date the incentive stock option is granted) of the number of shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000 or such other limit as may be required by the Code.

         6.06  Method of Exercise. Subject to Section 6.04, each option may be exercised in whole or in part from time to time as specified in the stock option agreement. Each Optionee may exercise an option by giving written notice of the exercise to the Company, specifying the number of shares to be purchased, accompanied by payment in full of the purchase price therefor. The purchase price may be paid in cash, by check, or, with the approval of the Committee, by delivering shares of Company Stock which have been beneficially owned by the Optionee, the Optionee’s spouse, or both of them for a period of at least six months prior to the time of exercise (“Delivered Stock”) or a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option. No Optionee shall be under any obligation to exercise any option hereunder. The holder of an option shall not have any rights of a stockholder with respect to the shares subject to the option until such shares shall have been delivered to him or her.

         6.07  Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Committee may, subject to the approval of the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

                  (a)    Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

                  (b)    The Committee may cancel such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the employee an amount of cash (less normal withholding taxes) equal to the excess of the highest Fair Market Value per share of the Company Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such option.

         6.08  Substitute Options. Notwithstanding the provisions of Sections 6.02 and 6.03 above, if the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Eligible Participants on account of such transaction may be granted options in substitution for options granted by their former employer. If such substitute options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute options shall have an exercise price less than 100% of the Fair Market Value of the shares on the grant date.

VII.	WITHHOLDING TAXES.

         7.01  General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an Option or the lapse of stock restrictions. The Company may require, as a condition to the exercise of an Option or the issuance of a stock certificate, that the Optionee concurrently pay to the Company (either in cash or, at the request of Optionee but in the discretion of the Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of Delivered Stock) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise or lapse of restrictions, in such amount as the Committee or the Company in its discretion may determine.

         7.02  Withholding from Shares to be Issued. In lieu of part or all of any such payment, the Optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.

VIII.	GENERAL

         8.01  Transferability. Options shall be transferable by a Optionee to family members or to trusts or partnerships for such family members and otherwise by will or the laws of descent and distribution for estate planning purposes.

         8.02  General Restriction. Each Option shall be subject to the requirement that if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of securities upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of securities thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or the Committee.

         8.03  Expiration and Termination of the Plan. The Plan will terminate 10 years after the effective date of the Plan, except as to Options then outstanding under the Plan, which Options shall remain in effect until they have been exercised, the restrictions have lapsed or the Options have expired or been forfeited. The Plan may be abandoned or terminated at any time by the Board of Directors of the Company, except with respect to any Options then outstanding under the Plan.

         8.04  Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 under the United States Securities Exchange Act of 1934 (or any successor rule) or the Code. Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), reduce the exercise price of outstanding options, or authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an Option (either directly or through modification of the Plan) shall, without the consent of the Optionee, alter or impair any rights of the Optionee under the Option.

         8.05  Construction. Except as otherwise required by applicable United States laws, the Plan shall be governed by, and construed in accordance with, the laws of the Netherlands.